UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Hamilton Street, No. 200 High Point, North Carolina	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

Under the previously announced Asset Purchase Agreement, dated as of November 20, 2017 and amended on January 22, 2018 (as amended, the “ Agreement”), between Churchill Downs LLC (the “Buyer”) and Stanley Furniture Company, Inc. (the “Company”), the Company and its representatives had the right to initiate, solicit, provide information and enter into discussions concerning takeover proposals from third parties for 14 days following January 22, 2018, concluding at 11:59 p.m. on February 5, 2018 (the “Go-Shop Period”), subject to a 16 day extension under specified circumstances.

During the Go-Shop Period, the Company solicited proposals from third parties through Stephens Inc. (“Stephens”) which contacted 32 third parties and Stump & Company (“Stump”) which contacted 38 third parties. Of the third parties contacted, five executed confidentiality agreements with the Company. Only one of the third parties contacted by either Stephens or Stump submitted a proposal to pursue a transaction with the Company. The one proposal submitted provided for less aggregate consideration and less cash consideration than the consideration provided under the Agreement and the Board of Directors determined that the proposal was not a superior proposal (as defined in the Agreement) or reasonably likely to lead to a superior proposal.

At 11:59 p.m. on February 5, 2018, the Go-Shop Period expired and was not extended. Starting at 12:00 a.m. on February 6, 2017, the Company became subject to customary “no shop” provisions that limit its ability to solicit takeover proposals from third parties or to provide confidential information to third parties, subject to customary “fiduciary out” provisions.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed a revised preliminary proxy statement with the SEC and intends to file with the SEC and furnish to the Company’s stockholders a definitive proxy statement and other relevant documents pertaining to the proposed transaction. Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Stockholders of the Company may obtain the proxy statement and other relevant documents filed with the SEC (once they are available) free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanley Furniture Company, Inc., 200 North Hamilton Street, No. 200, High Point, North Carolina 27260, Attn: Anita W. Wimmer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed by the Company with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, and in its definitive proxy statement filed with the SEC on Schedule 14A on April 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: February 6, 2018	By:	/s/ Anita W. Wimmer
Anita W. Wimmer
Vice President of Finance
(Principal Financial and Accounting Officer)

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